Exhibit 99.1

American Equity to Name New Chief Financial Officer
May 21, 2021

WEST DES MOINES, Iowa--(BUSINESS WIRE) -- May 21, 2021-- American Equity Investment Life Holding Company (NYSE: AEL) announced today that Chief Executive Officer Anant Bhalla is taking on additional responsibilities as interim Chief Financial Officer. Ted Johnson will no longer serve as Chief Financial Officer effective today and will work on an orderly transition until later in 2021, when he will exit the company. The company has launched a formal executive search for a new Chief Financial Officer by retaining executive search firm Egon Zehnder.

President and Chief Executive Officer Anant Bhalla remarked, “We thank Ted for his service and wish him well in his next opportunities. We are pleased he will remain with the company through the coming weeks to work on transition matters.”

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned subsidiaries, is a leading issuer of fixed index annuities through independent agents, banks and broker-dealers. American Equity Investment Life Holding Company, a New York Stock Exchange listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa. For more information, please visit www.american-equity.com.

Jennifer Bryant - Executive Vice President, Chief Human Resources Officer
American Equity Investment Life Holding Company®
515-457-1846 | jbryant@american-equity.com

Source: American Equity Investment Life Holding Company